Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

M3-Brigade Acquisition III Corp.,

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated May 11, 2021, except for the effects of the reverse stock split described in Note 1, as to which date is September 8, 2021, relating to the financial statements of M3-Brigade Acquisition III Corp., which is included in the Registration Statement on Form S-1 (No. 333-256017). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

BDO USA, LLP

New York, New York

October 21, 2021

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.